U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

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                                   FORM 8-K

                      Current Report Pursuant to Section
              13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of Earliest Event Reported)
                               January 16, 2003

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                 AMERICAN CONSOLIDATED MANAGEMENT GROUP, INC.
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            (Exact name of registrant as specified in its charter)

                                     Utah
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                (State or other jurisdiction of incorporation)

                                  87-0375093
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                       (IRS employer identification no.)

  70 West Canyon Crest Rd., Suite D, Alpine, Utah                      84004
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     (Address of principal executive offices)                        (Zip code)

                                (801) 756-1414
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             (Registrant's telephone number, including area code)


Item 4.

The Registrant reports on January 16, 2003, its principal certified public accountants for the past 5 years, Tanner & Co., resigned. The accountants' report on the Registrant's financial statements since September 12, 2001 contained no adverse opinion or disclaimer of opinion. Nor were any reports on the Registrant's financial statements qualified or modified as to uncertainty, audit scope, or accounting principles, except that their opinion did contain a going concern qualification and such financial statements did not contain any adjustments for uncertainties stated therein.

The decision to accept the accountants' resignation was received and approved by the Registrant's Board of Directors.

The Registrant reports that since September 12, 2001 and the subsequent interim period, it had no disagreement with its former accountants on:

     (i)    any matter of accounting principles or practices;
     (ii)   financial statement disclosure; or
     (iii) auditing scope or procedures, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report. No such scenario existed among the Registrant and its former accountants.

The Registrant has submitted the certified public accountants' resignation letter to this Form 8-K attached hereto as Exhibit I.

The Registrant also reports that is has retained as its certified public accountants the Firm of Lasher, Gabler & Molis, P.A. The date of the engagement of Lasher, Gabler & Molis, P.A. was December 31, 2002.



                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: January 31, 2003             AMERICAN CONSOLIDATED MANAGEMENT
                                    GROUP, INC.


                                    By:    /s/ George Mappin
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                                           George Mappin, Secretary